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                                                                      EXHIBIT 21


                        SUBSIDIARIES OF THE REGISTRANT

                                                          Jurisdiction
       Subsidiaries (a)                                   of Incorporation
       ------------                                       ----------------

Express, Inc. (b)                                         Delaware
The Limited London-Paris-New York, Inc. (c)               Delaware
Lerner New York, Inc. (d)                                 Delaware
Lane Bryant, Inc. (e)                                     Delaware
Victoria's Secret Stores, Inc. (f)                        Delaware
Structure, Inc. (g)                                       Delaware
Limited Too, Inc. (h)                                     Delaware
Abercrombie & Fitch, Inc. (i)                             Delaware
Henri Bendel, Inc. (j)                                    Delaware
Bath & Body Works, Inc. (k)                               Delaware
Cacique, Inc. (l)                                         Delaware
Penhaligon's Limited (m)                                  United Kingdom
Victoria's Secret Catalogue, Inc. (n)                     Delaware
Mast Industries, Inc. (o)                                 Delaware
Mast Industries (Far East) Limited (p)                    Hong Kong
Gryphon Development, Inc. (q)                             Delaware
World Financial Network National Bank (r)                 United States
Limited Distribution Services, Inc. (s)                   Delaware
Limited Service Corporation (t)                           Delaware

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(a)  The names of certain subsidiaries are omitted since such unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as of January 29, 1994.

(b) Express, Inc. is a wholly-owned subsidiary of Express Holding Corporation, a Delaware corporation and a wholly-owned subsidiary of the registrant.

(c) The Limited London-Paris-New York, Inc. is a wholly-owned subsidiary of LIM Holding Corporation, a Delaware corporation and a wholly-owned subsidiary of the registrant.

(d) Lerner New York, Inc. is a wholly-owned subsidiary of Lerner Holding Corporation, a Delaware corporation and a wholly-owned subsidiary of the registrant.

(e) Lane Bryant, Inc. is a wholly-owned subsidiary of Lane Bryant Holding Corporation, a Delaware corporation and a wholly-owned subsidiary of the registrant.

(f) Victoria's Secret Stores, Inc. is a wholly-owned subsidiary of Victoria's Secret Stores Holding Corporation, a Delaware corporation and a wholly-owned subsidiary of the registrant.


(g) Structure, Inc. is a wholly-owned subsidiary of Structure Holding Corporation, a Delaware corporation and a wholly-owned subsidiary of the registrant.

(h) Limited Too, Inc. is a wholly-owned subsidiary of Limited Too Holding Corporation, a Delaware corporation and a wholly-owned subsidiary of the registrant.
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(i)  Abercrombie & Fitch, Inc. is a wholly-owned subsidiary of Abercrombie &
     Fitch Holding Corporation, a Delaware corporation and a wholly-owned subsidiary of the registrant.

(j) Henri Bendel, Inc. is a wholly-owned subsidiary of Henri Bendel Holding Corporation, a Delaware corporation and a wholly-owned subsidiary of the registrant.

(k) Bath & Body Works, Inc. is a wholly-owned subsidiary of Bath and Body Works Holding Corporation, Inc., a Delaware corporation and a wholly-owned subsidiary of the registrant.

(l) Cacique, Inc. is a wholly-owned subsidiary of Cacique Holding Corporation, a Delaware corporation and a wholly-owned subsidiary of the registrant.

(m) Penhaligon's Limited is a wholly-owned subsidiary of PENHAL Investments, Inc., a Delaware corporation and a wholly-owned subsidiary of the registrant.

(n) Victoria's Secret Catalogue, Inc. is a wholly-owned subsidiary of Victoria's Secret Catalogue Holding Corporation, a Delaware corporation and a wholly-owned subsidiary of the registrant.

(o) Mast Industries, Inc. is a wholly-owned subsidiary of Mast Holding Corporation, a Delaware corporation and a wholly-owned subsidiary of the registrant.

(p) Mast Industries (Far East) Limited is a wholly-owned subsidiary of Mast Industries, Inc.

(q) Gryphon Development, Inc. is a wholly-owned subsidiary of the Gryphon Holding Corporation, a Delaware corporation and a wholly-ownded subsidiary of the registrant.

(r) World Financial Network National Bank is a wholly-owned subsidiary of the registrant.

(s) Limited Distribution Services, Inc. is a wholly-owned subsidiary of LTDSP, Inc., a Delaware corporation and a wholly-owned subsidiary of the registrant.

(t)  Limited Service Corporation is a wholly-owned subsidiary of the registrant.